                                                                   EXHIBIT 10.20

                                 LEASE AGREEMENT

                                     BETWEEN

            HILLWOOD METRO NO. 10, L.P., A TEXAS LIMITED PARTNERSHIP
           AND LCS LAND PARTNERS II, LTD., A TEXAS LIMITED PARTNERSHIP
                                    LANDLORD

                                       AND

                         D&K HEALTHCARE RESOURCES, INC.,
                             A DELAWARE CORPORATION
                                     TENANT

                        LAKESIDE TRADE CENTER, BUILDING 1

                               August ______, 2003

                                                          Initial: L_____ T_____

                                       1

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                               TABLE OF CONTENTS

1.       PREMISES, PROJECT AND TERM

2.       BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENTS

3.       COMMON AREAS AND COMMON AREA CHARGES

4.       TAXES

5.       LANDLORD'S REPAIRS

6.       TENANT'S REPAIRS AND MAINTENANCE

7.       ALTERATIONS

8.       SIGNS

9.       UTILITIES

10.      INSURANCE

11.      FIRE AND CASUALTY DAMAGE

12.      LIABILITY AND INDEMNIFICATION

13.      USE

14.      INSPECTION

15.      ASSIGNMENT AND SUBLETTING

16.      CONDEMNATION

17.      HOLDING OVER

18.      QUIET ENJOYMENT

19.      EVENTS OF DEFAULT

20.      REMEDIES

21.      MORTGAGES

22.      MECHANIC'S LIENS

23.      HAZARDOUS MATERIALS

24.      LANDLORD'S LIEN

25.      NOTICES AND RENT PAYMENTS

26.      MISCELLANEOUS

27.      RENEWAL OPTION

28.      EARLY OCCUPANCY

29.      RIGHT OF FIRST OFFER

30.      EARLY TERMINATION RIGHT

31.      FIRE SPRINKLER SYSTEM

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                                    EXHIBITS

EXHIBIT "A"    ...............................PROJECT SITE PLAN SHOWING PREMISES

EXHIBIT "B"    ................................LEGAL DESCRIPTION OF PROJECT LAND

EXHIBIT "C"    ......................................................WORK LETTER

EXHIBIT "C-1"  .......................TENANT IMPROVEMENTS OUTLINE SPECIFICATIONS

EXHIBIT "D"    .............................MEMORANDUM OF ACCEPTANCE OF PREMISES

EXHIBIT "E"    ...........SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT "F"    ............................................INTENTIONALLY DELETED

EXHIBIT "G"    ................................................FIRST OFFER SPACE

                                                          Initial: L_____ T_____

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                          LIST OF CERTAIN DEFINED TERMS

Base Rent.......................................................    Paragraph 2A

Building........................................................    Paragraph 1A

Capital Items...................................................    Paragraph 3E

Commencement Date...............................................    Paragraph 1C

Common Areas....................................................    Paragraph 3A

Common Area Charges.............................................    Paragraph 3E

Event of Default................................................    Paragraph 19

Force Majeure...................................................   Paragraph 26C

Land............................................................    Paragraph 1A

Leasehold Improvements..........................................     Exhibit "C"

Permitted Use...................................................    Paragraph 13

Premises........................................................    Paragraph 1A

Prime Rate......................................................   Paragraph 20E

Project.........................................................    Paragraph 1A

Reimbursable Expenses...........................................    Paragraph 2C

SNDA............................................................    Paragraph 21

Taking..........................................................    Paragraph 16

Taxes...........................................................    Paragraph 4A

Tenant Delays...................................................     Exhibit "C"

Tenant's Affiliates.............................................   Paragraph 15B

Term............................................................    Paragraph 1B

Toxic or Hazardous Materials....................................   Paragraph 23A

                                                          Initial: L_____ T_____

                                       4

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                             BASIC LEASE INFORMATION

Lease Date:                August __, 2003

Tenant: D&K Healthcare Resources, Inc., a Delaware corporation

Tenant's Contact:          Telephone: (______)_____________

Landlord:                  Hillwood Metro No. 10, L.P., a Texas limited
                           partnership and LCS Land Partners II, Ltd., a Texas limited partnership

Landlord's Contact:        c/o Hillwood Investment Properties
                           Three Lincoln Centre
                           5430 LBJ Freeway, Suite 800
                           Dallas, TX 75240
                           Attn: Tal Hicks
                           Telephone: (972) 201-2800

With copy to:              Hillwood Development Company, LLC
                           Three Lincoln Centre
                           5430 LBJ Freeway, Suite 800
                           Dallas, TX 75240
                           Attn: Tom Mason

Premises:                  The Premises (herein so called) contain approximately
                           rentable 70,100 square feet in Landlord's approximately rentable 266,100 square foot multi-tenant building (the "Building") known as Lakeside Trade Center Building 1, and are shown by the crosshatched area on the Project Site Plan attached hereto as EXHIBIT "A". The Building is located on the approximately 14.39 acres of land (the
                           "Land") described on EXHIBIT "B" attached hereto. The address of the Premises is 500 Enterprise Drive, Suite 100, Flower Mound, Texas.

Project: The Project (herein so called) includes the Land, the Building and all other improvements located or to be located on the Land, including without limitation the Common Areas described in Paragraph 3A.

Term: Eighty-Four (84) months, commencing on the Commencement Date (which is estimated to be October 1, 2003 and ending at 5:00 p.m. on the last day of the eighty-fourth (84th) month, subject to adjustment and earlier termination as provided in the Lease.

Base Rent:                 Months 1-5, $0.00; Months 6-41 $28,390.50 ($4.86 per
                           square foot per annum); Months 42-44, $0.00; Months
                           45-60 $28,390.50 ($4.86 per square foot per annum);
                           Months 61-84, $30,785.59 ($5.27 per square foot per annum) payable at the address specified in Paragraph
                           25A.

Tenant's initial proportionate
      share of Taxes under
      Paragraph 4A:                         $3,388.17 per month

Tenant's initial proportionate
     share of cost of insurance
     under Paragraph 10A:                   $292.08 per month

Tenant's initial proportionate
     share of Common Area
     Charges under Paragraph 3E:            $1,168.33 per month

Security Deposit under Paragraph 2B:        $33,239.08

Tenant's Proportionate Share:               26.34% which is the percentage
                                            obtained by dividing (i) the 70,100
                                            square feet of area in the Premises
                                            by (ii) the 266,100 square feet of
                                            area in the Building.

Broker or Agent (See Paragraph 24I):        Robert Lynn Company, representing
                                            Landlord.
                                            Robert Lynn Company, representing
                                            Tenant.

                                                          Initial: L_____ T_____

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, made and entered into as of the __ day of August, 2003, by and between Hillwood Metro No. 10, L.P., a Texas limited partnership and LCS Land Partners II, Ltd., a Texas limited partnership ("Landlord"), and D&K Healthcare Resources, Inc., a Delaware corporation ("Tenant");

                                   WITNESSETH:

         1.       PREMISES, PROJECT AND TERM.

         A. In consideration of the mutual obligations of Landlord and Tenant set forth herein, Landlord leases to Tenant, and Tenant hereby takes from Landlord, the "Premises" (herein so called), containing approximately 70,100 square feet as shown by the crosshatched area on the Project Site Plan attached hereto as Exhibit "A", together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions in this Lease. The Premises are a part of Landlord's multi-tenant real property development known as Lakeside Trade Center, Building 1 (the "Building"), located on approximately 14.39 acres (the "Land") described on Exhibit "B" attached hereto and made a part hereof. The "Project" (herein so called) includes the Land, the approximately 266,100 square foot Building and all other improvements located or to be located on the Land, including the common areas described in Paragraph 3A.

         B. The term of this Lease (the "Term") shall be eighty-four (84) months, commencing on the Commencement Date (hereinafter defined and which is estimated to be October 1, 2003) and shall end at 5:00 p.m. on the last day of the eighty-fourth (84th) full calendar month after the Commencement Date, subject to adjustment and earlier termination as provided in this Lease.

         C. The "Commencement Date" shall be the date that is the earlier of (i) the date on which Tenant first occupies the Premises for the purpose of conducting its business, or (ii) the date upon which the Leasehold Improvements (hereinafter defined) have been substantially completed in accordance with the provisions of EXHIBIT "C" attached hereto and incorporated herein by reference. After the Commencement Date, Landlord will forward to Tenant a letter documenting the delivery of the Premises and any other factual matters pertaining to this Lease in the form attached hereto as EXHIBIT "D".

         D. Notwithstanding the fact that the Term of this Lease and Tenant's obligation to pay rent does not commence until the Commencement Date, this Lease shall nevertheless be binding upon the parties in accordance with its terms when executed by Landlord and Tenant.

         2.       BASE RENT, SECURITY DEPOSIT AND ESCROW PAYMENTS.

         A. Tenant agrees to pay to Landlord base rent ("Base Rent") for the Premises, in advance, without demand, deduction or set off, at the following rates and amounts during the Term hereof:

             Monthly       Annual     Per Square Foot
 Months     Base Rent     Base Rent      Per Annum
 ------     ---------     ---------   --------------
1 - 5              -0-           -0-         -0-
6 - 41      $28,390.50   $340,686.00       $4.86
42 - 44            -0-                       -0-
45 - 60     $28,390.50   $340,686.00       $4.86
61 - 84     $30,785.59   $369,427.00       $5.27

         The Base Rent for the sixth month of the Term, plus the other monthly charges set forth in Paragraph 2C below, shall be due and payable on the Commencement Date and subsequent monthly installments shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date, except that all payments due hereunder for any fractional calendar month shall be prorated. Base Rent and other payments due hereunder shall be payable at the address specified pursuant to Paragraph 25.

         B. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Thirty-Three Thousand Two Hundred Thirty-Nine and 08/100 Dollars ($33,239.08), which shall be held by Landlord as security for the performance of Tenant's obligations under this Lease, it being expressly

                                                          Initial: L_____ T_____

                                       6

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understood and agreed that this security deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the security deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such Event of Default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the security deposit to its original amount. The security deposit shall be deemed the property of Landlord, but any remaining balance of such security deposit shall be returned by Landlord to Tenant within sixty (60) days after the end of the Term, subject to adjustment and earlier termination as provided in this Lease.

         C. In addition to Base Rent and Tenant's other obligations hereunder, Tenant agrees to pay its Proportionate Share (as defined in the Basic Lease Information) of the following costs and expenses (collectively, the "Reimbursable Expenses"): (i) Taxes (hereinafter defined) payable by Landlord pursuant to Paragraph 4A below, (ii) the cost of jointly metered utilities payable pursuant to Paragraph 9 below, (iii) the cost of maintaining insurance pursuant to Paragraph 10A below, (iv) Common Area Charges (hereinafter defined) payable by Tenant in accordance with Paragraph 3 below, including without limitation any expenses that are designated as capital expenditures by generally accepted accounting principles ("GAAP"), provided that any such capital expenditures will be amortized over the useful life, as determined by GAAP, of such capital expenditures, and such amortization will be included in Common Area Charges for each year of such useful life falling within the Term of this Lease (to the extent that the useful life of a capital expenditure exceeds the expiration of the Term, Tenant will have no obligation to pay Landlord such amount following such expiration), and (v) the cost of any repair, replacement, or capital expenditures required under any governmental law or regulation that was not applicable to the Building at time of original construction. During each month of the Term of this Lease, on the same day that Base Rent is due hereunder, Tenant shall escrow with Landlord an amount equal to 1/12th of Tenant's proportionate share of such Reimbursable Expenses, as estimated by Landlord. Tenant authorizes Landlord to use the funds deposited with Landlord under this Paragraph 2C to pay such Reimbursable Expenses. Landlord shall be entitled to revise its projection in the exercise of its reasonable business judgment and consistent with its past practices of such Reimbursable Expenses at any time and if Landlord so revises such projection, Tenant shall pay to Landlord, on the same day as Base Rent is due hereunder (and on the first day of each calendar month during the Free-Rent Period), an amount equal to 1/12th of Tenant's proportionate share of such Reimbursable Expenses pursuant to Landlord's revised estimate thereof. By April 30 of each calendar year (or as soon thereafter as may be practicable) during the Term hereof Landlord shall determine the actual Reimbursable Expenses for the preceding calendar year and shall notify Tenant thereof. If the Tenant's total escrow payments are less than Tenant's actual proportionate share of all such Reimbursable Expenses, Tenant shall pay the difference to Landlord within ten (10) days after demand. If the total escrow payments of Tenant are more than Tenant's actual proportionate share of all such Reimbursable Expenses, Landlord shall retain such excess and credit it against Tenant's next annual escrow payments, except that if the Lease Term has ended, Landlord shall refund any such excess to Tenant within thirty
(30) days after the Lease expiration date.

         D. Following the first full calendar year of the Term, Tenant's proportionate share of "controllable" Common Area Charges for any calendar year shall not exceed the amount of Tenant's proportionate share of "controllable" Common Area Charges for the immediately preceding calendar year by more than ten percent (10%). For the purposes hereof, the term "controllable" Common Area Charges shall mean all Common Area Charges in the reasonable control of Landlord, excluding (without limitation) taxes, insurance and utilities.

         E. Landlord agrees to keep and maintain books and records reflecting the Reimbursable Expenses in accordance with sound accounting principles consistently applied. Tenant shall have the right, upon at least five
(5) days advance written notice to Landlord ("Audit Notice") and at Tenant's sole expense, to audit Landlord's books and records in order to verify actual Reimbursable Expenses. Any such audit shall be performed during Landlord's normal business hours. Landlord shall have the right to dispute the result of any such audit by Tenant. If Landlord so disputes such audit, and if Landlord and Tenant are unable to resolve such dispute within thirty (30) days, then the dispute shall be submitted to a reputable independent accounting firm reasonably acceptable to Landlord and Tenant ("Firm") for resolution. The reasonable determination of the Firm shall be binding on Landlord and Tenant. If the parties' mutual agreement as to the Reimbursable Expenses in question, or the determination of the Firm (as applicable), establishes that Tenant underpaid or overpaid its proportionate share of Reimbursable Expenses (as required pursuant to this Lease), then Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment (as applicable), promptly upon the agreement of the parties or conclusion of such determination (as the case may be). In addition, if the Firm is engaged as provided hereinabove and the determination of such Firm establishes: (i) that Tenant overpaid or underpaid its proportionate share of Reimbursable Expenses by five percent (5%) or more, then (A) Landlord shall pay all costs of

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engaging the Firm and Tenant's reasonable expenses in connection with such audit in case of any such overpayment (provided that Landlord's obligation to pay such costs and expenses shall not apply to any overpayment made with respect to the first year of the Term of this Lease in which case Tenant shall pay all such costs and expenses), and (B) Tenant shall pay all costs of engaging the Firm and Landlord's reasonable expenses in connection with such audit in case of any such underpayment; or (ii) that the variance was less than five percent (5%), Tenant shall pay the entire cost of engaging the Firm in connection with such audit. In all other circumstances (other than those provided in the immediately preceding sentence) each party shall pay its own expenses in connection with any such audit. Notwithstanding anything to the contrary contained herein, Tenant's obligation to pay all amounts, and to perform all of its other obligations, under this Lease shall not be abated, suspended or otherwise affected during the pendency of the audit, dispute, reconciliation and determination procedure set forth above. Notwithstanding the foregoing, Tenant shall have the right to audit Landlord's books and records only with respect to the Reimbursable Expenses for the calendar year immediately preceding the year in which Tenant gives the Audit Notice (but in no event with respect to periods prior to the Commencement Date). Payment by Tenant of Reimbursable Expenses shall not be deemed to constitute a waiver by Tenant of its rights to audit Reimbursable Expenses. This paragraph shall survive the termination of the Lease for a period one year.

         3.       COMMON AREAS AND COMMON AREA CHARGES.

         A. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Such activities are permitted if they do not materially affect Tenant's use of or access to the Premises or materially affect the parking available to Tenant.

         B. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use commercially reasonable efforts to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may, after providing Tenant with advance written notice, temporarily close portions of the Common Areas to perform any acts in the Common Areas as is required in connection with repairs, or in connection with improvements which, in Landlord's reasonable judgment, are desirable to improve the Project. Landlord will exercise good faith commercially reasonable efforts to minimize interference with use of the Common Areas in connection with any such work. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

         C. Except as may be clearly marked and indicated on the Project Site Plan attached hereto as EXHIBIT "A", Tenant's parking shall not be reserved. Parking shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles, which shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally entitled to such use. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets, except that temporary parking of large delivery vehicles or storage of trailers shall be permitted adjacent to Tenant's dock doors. If a trailer parking area is included in the Project, Tenant shall be entitled to use those trailer parking spaces clearly marked and indicated to be for Tenant's use on the attached Project Site Plan for the parking and storage of large delivery vehicles and/or trailers.

         D. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's reasonable discretion, as a first-class industrial/commercial real property development.

         E. In addition to other amounts required to be paid by Tenant hereunder, Tenant shall pay to Landlord Tenant's proportionate share of the following costs and expenses (collectively, the "Common Area Charges"):

                  (1) The cost of repair and maintenance of the roof of the Building (unless the Building has a standing seam metal roof, in which case Landlord shall be responsible for roof repair and maintenance pursuant to Paragraph 5 below).

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                  (2)      The cost of repair, maintenance and replacement of
(i) the exterior of the Building (including painting), other than those structural repairs and replacements for which Landlord is responsible pursuant to Paragraph 5; (ii) all mechanical, electrical, plumbing, sewer, sprinkler and other life safety equipment and systems forming a part of the Building or the Project (other than the cost of repair, replacement and maintenance of the items which are Tenant's responsibility pursuant to Paragraph 6 which shall be paid entirely by Tenant as provided in Paragraph 6); and (iii) all other Common Areas and facilities constituting a part of the Building or the Project (including, but not limited to, all paved areas in and about the Building).

                  (3) The cost of maintenance and replacement of the grass, shrubbery and other landscaping in and about the Building and/or the Project.

                  (4) The cost of operating and maintaining in a good, neat, clean and sanitary condition all parking areas, driveways, alleys and grounds in and about the Building (including trash removal).

                  (5) The cost of assessments under any applicable Declaration of Covenants, Restrictions and Easements (as may be amended from time to time) which are assessed by the applicable property owners association. Currently, the Premises are not subject to any such assessments.

                  (6) The cost of operating and maintaining any property, facilities or services provided for the common use of Tenant and other tenants of the Building or the Project, which costs shall include, without limitation, security services (if furnished by Landlord).

                  (7) Management fees incurred by Landlord in connection with the Project in the amount of two percent (2%) of the monthly Base Rent for each month of the Lease Term (and on the first day of each calendar month during the Free-Rent Period); provided, however, that during the Free-Rent Period the monthly management fees shall be equal to two percent (2%) of the Base Rent due for the sixth month of the Term.

Common Area Charges shall not include the following: (i) except as expressly provided in Paragraph 2C, costs of items considered capital repairs, replacements, improvements and equipment under GAAP consistently applied or otherwise ("Capital Items"); (ii) those structural repairs and replacements for which Landlord is responsible pursuant to Paragraph 5; (iii) costs incurred by Landlord for the repair of damage to the Property, to the extent that Landlord is reimbursed by insurance proceeds, (iv) any sums paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis; (v) notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to Capital Items, any and all costs arising from the presence of hazardous materials or substances (as defined by applicable laws in effect on the date hereof) in or about the Premises or the Project; (vi) expenses for which any other tenant of the Building is responsible under the terms of its lease.

         4.       TAXES.

         A. Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, and/or the Land and/or improvements of which the Premises are a part. For purposes of this Lease, the term "Taxes" shall mean the actual amounts paid by Landlord after taking into account the benefits of any applicable tax abatements or rebates. If at any time during the Term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received herefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Land and improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. Landlord shall have the right to employ an independent tax-consulting firm to attempt to assure a fair tax burden on the Building and grounds within the applicable taxing jurisdiction. Tenant agrees to pay its proportionate share of the commercially reasonable cost of such consultant.

         B. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes.

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         C.       Tenant hereby waives any right it may have under Section
41.413 of the Texas Tax Code to protest the appraised value of all or any portion of the Premises and the Building, and any right it may have under
Section 42.015 of the Texas Tax Code to appeal an order of the appraisal review board with respect to all or any portion of the Premises and/or the Building. Tenant agrees that Landlord shall have the sole right to protest any appraisals of the Premises and the Building. Tenant also hereby waives any right it may have to receive a copy of any notice received by Landlord of reappraisal of all or any portion of the Premises and/or the Building, including without limitation any notice required under Section 41.413(d) of the Texas Tax Code. Tenant agrees that Landlord shall not be liable to Tenant for any damages for Landlord's failure to send to Tenant a copy of any notice of reappraisal concerning the Premises and/or the Building, irrespective of any obligation under applicable law of Landlord to provide such notice. Notwithstanding the foregoing, if Tenant protests, challenges or appeals any valuation for property tax purposes of all or any portion of the Premises and/or the Building, and such valuation increases from the value protested, appealed or challenged, Tenant agrees to indemnify Landlord on an after-tax basis for any property taxes due as a result of such increase.

         D. Landlord agrees to use commercially reasonable efforts to comply with (i) the Chapter 381 Agreement (which relates to tax abatements) by and between LCS Land Partners II, LTD., Hillwood Metro No. 10, L.P. and Denton County dated August of 2001, (ii) the Town of Flower Mound and LCS Land Partners II, LTD., and Hillwood Metro No. 10, L.P., Chapter 380 Partnership Agreement, and (iii) any other tax abatement agreement to which Landlord is or becomes a party.

         5. LANDLORD'S REPAIRS. Tenant understands and agrees that Landlord's maintenance, repair and replacement obligations are limited to those expressly set forth in this Paragraph 5. Landlord, at its own cost and expense, shall be responsible only for replacement and repair of the roof, the foundation and the structural members of the exterior walls of the Building, reasonable wear and tear excluded. The term "walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries, except that Landlord will be responsible for repair of any window breakage caused by structural movement or caused by the direct negligence or fault of Landlord. Tenant shall immediately give Landlord written notice of defect or need for repairs under this Paragraph 5, after which Landlord shall have reasonable opportunity to repair same or cure such defect.

         6.       TENANT'S REPAIRS AND MAINTENANCE.

         A. Except as provided in Paragraph 5 (Landlord's Repairs), Paragraph 11 (Fire and Casualty Damage) and Paragraph 16 (Condemnation), and except for express obligations under this Lease and for normal wear and tear, Tenant, at its own cost and expense, shall (i) maintain all parts of the Premises (including, but not limited to, the floor slab of the Premises and the mechanical, electrical, plumbing, sewer, sprinkler and other life safety equipment, fixtures and systems forming a part of the Premises), in good, neat, clean, sanitary and operable condition and (ii) promptly make all necessary repairs and replacements to the Premises in a good and workmanlike manner. In addition to the foregoing, Tenant shall, at its sole expense (subject to Paragraph 11D), repair any damage to the Premises or the Building caused by acts or omissions of Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder.

         B. In addition to Tenant's other obligations hereunder, Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing all hot water, heating and air conditioning and elevator systems and equipment within or serving the Premises. The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises. To the extent they may be assigned, Landlord hereby assigns to Tenant all guaranties and warranties related to the HVAC System and hot water equipment.

         7. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent for repainting, recarpeting, or other alterations totaling less than $10,000.00 in any single instance or series of related alterations performed within a six-month period, provided that such alterations do not affect the configuration or location of any exterior or interior walls of the Building, the HVAC System, the Building's structure, or the Building's electrical, plumbing, or other mechanical systems. Additionally, Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures as it desires provided that:
(i) such items do not alter the basic character of the Premises or the Building and/or improvements of which the Premises are a part; (ii) such items do not overload or damage the Premises, the Building or such improvements; (iii) such items may be removed without injury to the

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Premises; and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, ordinances, regulations and with Landlord's reasonable specifications and requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the Term of this Lease. All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating of the Premises by Tenant, at which time Tenant shall restore the Premises to their original condition excluding reasonable wear and tear. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the Building and other improvements situated on the Premises or of which the Premises are a part. Notwithstanding anything to the contrary contained herein, it is agreed that the use of and access to the roof of the Building is expressly reserved to Landlord and is expressly denied to Tenant. Tenant shall not penetrate the roof of the Building in any manner, nor install or construct any alterations, additions or improvements thereon, nor otherwise use or occupy the roof at any time during the Term hereof, unless given prior written approval from Landlord.

         8. SIGNS. Any signage, decorations, advertising media, blinds, draperies, window treatments, bars, and security installations Tenant desires for the Premises shall be subject to Landlord's prior written approval (not to be unreasonably withheld or delayed) and may be submitted to Landlord prior to the Commencement Date. Tenant shall repair, paint, and/or replace the Building fascia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of its signage, all at Tenant's sole cost and expense. Tenant shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent (not to be unreasonably withheld or delayed). All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord and to the requirements of all covenants, conditions and restrictions applicable to the Premises and the Building.

         9. UTILITIES. Tenant shall timely pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or at the Premises, together with any taxes, penalties, deposits, surcharges or the like pertaining to the Tenant's use of the Premises. Tenant shall pay all security deposits required by utility companies for any services separately metered to the Premises. The parties agree that gas and electricity will be separately metered to the Premises. Tenant shall pay its proportionate share of all charges for jointly metered utilities (including, but not limited to the cost of utilities consumed in connection with providing electrical power for the Building's canopy lighting, the lighting of the parking facilities and other common areas and facilities associated with the Building, the Building's fire pump room and irrigation system, as well as other electricity gauged by the "house meter"). Landlord shall not be liable for any interruption or failure of utility service on the Premises. Landlord shall use commercially reasonable efforts to restore any interruption or failure of utility service to the Building or the Premises to the extent that Landlord controls such utility service.

         10.      INSURANCE.

         A. Landlord shall maintain insurance covering the Building of which the Premises are a part in an amount not less than the "replacement cost" thereof insuring against the perils and costs of Fire, lightning, Extended Coverage, vandalism and Malicious Mischief and such other insurance as Landlord shall deem necessary. The above insurance will include a wavier of subrogation in favor of Tenant. Landlord will provide Tenant with a certificate of insurance evidencing the coverage, the wavier of subrogation and providing Tenant a 30 day prior notice of cancellation.

         B. Tenant at its own expense, shall maintain during the Term of this Lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, including contractual coverage, in the amount of Two Million Dollars ($2,000,000.00) for property damage and Two Million Dollars ($2,000,000.00) per occurrence for personal injuries or death of persons occurring in or about the Premises. Tenant, at its own expense also shall maintain during the Term of this Lease (i) fire and extended coverage insurance covering the replacement cost of all alterations, additions, partitions and improvements installed or placed on the Premises by Tenant or by Landlord on behalf of Tenant, and all of Tenant's personal property contained within the Premises and (ii) business interruption insurance insuring loss of profits in the event of an insured peril damaging the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which instead shall include a waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which holds a General Policy Rating of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide" or an equivalent rating, (iii) provide that said insurance shall

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not be cancelled unless thirty (30) days prior written notice shall have been given to Landlord. In addition, such insurance provided by Tenant shall be primary coverage for Landlord when any policy issued to Landlord is similar or duplicate in coverage, and Landlord's policy shall be excess over Tenant's policies. All insurance policies carried by Tenant hereunder shall expressly provide (by endorsement or otherwise) that Landlord's rights thereunder shall be assignable to Landlord's mortgagee who shall be shown as an additional insured thereon. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Term of the Lease and upon each renewal of said insurance.

         C. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly inflammable. If any increase in the cost of any insurance on the Premises or the Building of which the Premises are a part is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

         11.      FIRE AND CASUALTY DAMAGE.

         A. If the Premises or the Building should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the Building should be totally destroyed or so damaged thereby that, in Landlord's reasonable estimation, rebuilding or repairs cannot be completed within the earlier of (i) one hundred eighty (180) days after Landlord's receipt of substantially all insurance proceeds with respect to such damage or (ii) two hundred and ten (210) days after such casualty, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

         B. If the Building should be damaged by any peril which would be covered by the insurance which Landlord is required to maintain under Paragraph 10A above, and this Lease is not terminated pursuant to Paragraph 11A above, Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises for the benefit of, or by or for Tenant. Effective upon the date of the occurrence of such damage and ending upon substantial completion of Landlord's restoration of the Premises, if the Premises are untenantable in whole or part during such period, the rent shall be reduced to such extent as may be fair and reasonable under all of the circumstances. If such repairs and rebuilding have not been substantially completed within the earlier of (i) one hundred eighty
(180) days after the date of Landlord's receipt of substantially all insurance proceeds (subject to Force Majeure Delays [hereinafter defined] and any delays caused by Tenant or its employees, agents or contractors) or (ii) two hundred and ten (210) days after such casualty (subject to Force Majeure Delays [hereinafter defined] and any delays caused by Tenant or its employees, agents or contractors), Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord at any time prior to such substantial completion, in which event the rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

         C. Notwithstanding anything herein to the contrary (i) in no event shall Landlord be required to expend a sum greater than the net insurance proceeds actually received by Landlord with respect to the damage in question in connection with Landlord's repair and restoration obligations hereunder, and
(ii) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate (except as expressly provided to the contrary herein).

         D. Landlord and Tenant hereby waive and release each other (but only to the extent of the insurance coverage required to be maintained by the respective parties hereunder) of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any liability, loss or damage that may occur to the Premises, improvements or the Building, or personal property (building contents) within the Building and/or Premises as the result of any fire or other casualty required to be insured against under this Lease. Each party to this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph and to have the insurance policies properly endorsed to reflect such waivers.

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         12.      LIABILITY AND INDEMNIFICATION. EXCEPT FOR ANY CLAIMS, RIGHTS
OF RECOVERY AND CAUSES OF ACTION THAT TENANT HAS RELEASED, LANDLORD SHALL INDEMNIFY, PROTECT, HOLD TENANT, ITS AGENTS, EMPLOYEES, PARTNERS, DIRECTORS, OFFICERS AND ANY AFFILIATES OF THE ABOVEMENTIONED PARTIES (COLLECTIVELY THE "TENANT AFFILIATES") HARMLESS AND DEFEND TENANT AGAINST ANY AND ALL OBLIGATIONS, SUITS, LOSSES, JUDGMENTS, ACTIONS, DAMAGES, CLAIMS OR LIABILITY (INCLUDING, WITHOUT LIMITATION, ALL COSTS, REASONABLE ATTORNEYS' FEES, AND EXPENSES INCURRED IN CONNECTION THEREWITH) IN CONNECTION WITH ANY LOSS, INJURY OR DAMAGE TO ANY PERSON IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF AND/OR THE BUILDING OF WHICH THE PREMISES ARE A PART, WHEN SUCH LOSS, INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT, OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY LANDLORD, ITS AGENTS, SERVANTS AND EMPLOYEES (EXCEPT TO THE EXTENT THE INDEMNIFIED LOSS IS CAUSED BY TENANT'S NEGLIGENCE OR INTENTIONAL ACTS, IN WHICH EVENT THIS INDEMNITY SHALL NOT APPLY TO THE ALLOCABLE SHARE OF SUCH LOSS RESULTING FROM TENANT'S NEGLIGENCE OR INTENTIONAL ACTS). EXCEPT FOR ANY CLAIMS, RIGHTS OF RECOVERY AND CAUSES OF ACTION THAT LANDLORD HAS RELEASED, TENANT SHALL INDEMNIFY, PROTECT, HOLD HARMLESS AND DEFEND LANDLORD, ITS AGENTS, EMPLOYEES, PARTNERS, DIRECTORS, OFFICERS AND ANY AFFILIATES OF THE ABOVEMENTIONED PARTIES (COLLECTIVELY THE "LANDLORD AFFILIATES") FROM AND AGAINST ANY AND ALL OBLIGATIONS, SUITS, LOSSES, JUDGMENTS, ACTIONS, DAMAGES, CLAIMS OR LIABILITY (INCLUDING, WITHOUT LIMITATION, ALL COSTS, REASONABLE ATTORNEYS' FEES, AND EXPENSES INCURRED IN CONNECTION THEREWITH) IN CONNECTION WITH ANY LOSS, INJURY OR DAMAGE (I) TO ANY PERSON OR PROPERTY WHATSOEVER OCCURRING IN, ON OR ABOUT THE PREMISES OR ANY PART THEREOF AND/OR OF THE BUILDING OF WHICH THE PREMISES ARE A PART, WHEN SUCH LOSS, INJURY OR DAMAGE SHALL BE CAUSED BY THE ACT, NEGLECT, FAULT OF, OR OMISSION OF ANY DUTY WITH RESPECT TO THE SAME BY TENANT, ITS AGENTS, SERVANTS, EMPLOYEES, OR INVITEES, EXCEPT TO THE EXTENT THE INDEMNIFIED LOSS IS CAUSED BY LANDLORD'S NEGLIGENCE OR INTENTIONAL ACTS, IN WHICH EVENT THIS INDEMNITY SHALL NOT APPLY TO THE ALLOCABLE SHARE OF SUCH LOSS RESULTING FROM LANDLORD'S NEGLIGENCE OR INTENTIONAL ACTS. IF ANY CLAIM IS MADE AGAINST LANDLORD OR LANDLORD AFFILIATES OR TENANT OR TENANT AFFILIATES, WHICH IS SUBJECT TO INDEMNIFICATION PROTECTION HEREUNDER, THE INDEMNIFYING PARTY, AT ITS SOLE COST AND EXPENSE, SHALL DEFEND ANY SUCH CLAIM, SUIT OR PROCEEDING BY OR THROUGH ATTORNEYS REASONABLY SATISFACTORY TO THE INDEMNITEE. THE PROVISIONS OF THIS PARAGRAPH 12 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE WITH RESPECT TO ANY CLAIMS OR LIABILITY OCCURRING PRIOR TO SUCH EXPIRATION OR TERMINATION.

         13.      USE.

         A. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant, and for such other lawful purposes as may be incidental thereto (the "Permitted Use"). Tenant acknowledges that it does not intend to use the Premises to serve the public. Outside storage is prohibited without Landlord's prior written consent. Tenant shall comply with the requirements of all deed restrictions, restrictive covenants and other covenants, conditions and restrictions affecting the Building and/or the Land. Landlord agrees it will not cause or, to the extent within Landlord's reasonable control, permit, any matter to be filed of record subsequent to the date hereof which would interfere with the Permitted Use, or otherwise materially change Tenant's obligations hereunder. Tenant shall use commercially reasonable efforts to not permit any persistent, objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action that would constitute a nuisance or would unreasonably interfere with, or endanger Landlord or any other tenants of the Building.

         B. During the Term, Landlord shall, at its sole cost and expense (and not subject to reimbursement by Tenant), comply with all laws, statutes, ordinances, orders, rules regulations, directives and requirements of, and the provisions of all licenses, permits (special or otherwise), approvals and certificates issued by, all federal, state, county and city governments, departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force (including, without limitation, the Americans With Disabilities Act ("ADA")) (collectively

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

"Governmental Requirements"), in each case to the extent applicable to the Project or that may require structural or nonstructural modifications to be performed either inside or outside of the Premises (but subject to Tenant's obligations specified below in this Paragraph 13B). During the Term, Tenant shall, at its sole cost and expense comply with all Governmental Requirements, in each case to the extent applicable to the Project or that may require structural or nonstructural modifications to be performed either inside or outside of the Premises if such Governmental Requirements apply by reason of the Tenant's use of the Premises or the Common Area. Landlord hereby represents and warrants that, as of the Commencement Date, the Building, Land and Premises and the related real estate shall fully comply with all Governmental Requirements existing on the Commencement Date.

         14. INSPECTION. Landlord and Landlord's agents and representatives shall have the right to enter the Premises at any time, upon prior reasonable notice, to (i) inspect the Premises, (ii) make such repairs as may be required or permitted pursuant to this Lease, and (iii) show the Premises to prospective purchasers of, or parties who are anticipated to provide financing with respect to, the Building. Notwithstanding the foregoing, Landlord shall have the right to enter the Premises at any time, without notice to Tenant, in case of an emergency posing a threat to persons or property. During the period that is six
(6) months prior to the end of the Lease Term, upon telephonic notice to Tenant, Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

         15.      ASSIGNMENT AND SUBLETTING

         A. Tenant shall not assign (either voluntarily, nor permit assignment by operation of law), sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, not to be unreasonably withheld or delayed. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed sublessee or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed sublessee or assignee.

         B. Tenant may assign this Lease or sublease the Premises, without Landlord's consent and without being subject to Paragraph 15C or Paragraph 15D below, to any corporation or limited partnership or limited liability company which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

         C. In addition to, but not in limitation of, Landlord's right to approve of any sublessee or assignee, Landlord shall have the option, in the event of any proposed subletting or assignment, to terminate this Lease, or in case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within thirty (30) days following Landlord's receipt of Tenant's written notice as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Paragraph, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term hereof; provided, however, that effective on such date Tenant shall pay Landlord all amounts, as estimated by Landlord, payable by Tenant to such date with respect to taxes, insurance, repairs, maintenance, restoration and other obligations, costs or charges which are the responsibility of Tenant hereunder. Further, upon any such cancellation Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease, except with respect to obligations or liabilities which have accrued hereunder as of such cancellation date (in the same manner as if such cancellation date were the date originally fixed in this Lease for the expiration of the Term hereof) and except for those obligations and liabilities which, by the express terms of this Lease, are to survive any expiration or termination hereof. If Landlord recaptures only a portion of the Premises under this Paragraph, the Base Rent during the unexpired Term hereof shall abate proportionately based on the rent per square foot contained in this Lease as of the date immediately prior to such recapture.

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         D.       Upon the occurrence of an assignment or subletting, whether or not consented to by Landlord, or mandated by judicial intervention, Tenant hereby assigns, transfers and conveys to Landlord fifty percent (50%) of all rents or other sums received or receivable by Tenant under any such assignment or sublease, which are in excess of the rents and other sums payable by Tenant under this Lease (or in case of a sublease, which are in excess of the rents and other sums payable by Tenant with respect to the portion of the Premises that is subleased); provided that before Landlord is entitled to participation in such excess, Tenant shall be entitled to recover from the excess reasonable costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease, including real estate broker's commissions, commercially reasonable legal fees and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant agrees to pay such amounts required to be paid to Landlord hereunder within fifteen (15) days after receipt by Tenant.

         E. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section __ 101 et. seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         F. Any assignee of Tenant's interest in this Lease, by accepting any such assignment, shall be deemed to have assumed Tenant's obligations hereunder arising from and after the effective date of the assignment. No assignment, subletting or other transfer, whether consented to by Landlord or not or permitted hereunder, shall relieve Tenant of its liability hereunder. If an Event of Default occurs while the Premises or any part thereof are sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from the sublessee all rents payable by the sublessee to Tenant under the sublease and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

         16. CONDEMNATION. If any portion of the Premises is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a "Taking"), and, as a result thereof, Tenant is unable to conduct its business operations in the Premises in a manner reasonably comparable to that conducted before the Taking, then either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. All compensation awarded for any Taking shall be the property of Landlord and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for tenant improvements paid for by Tenant and not paid for by the Leasehold Improvement Allowance (as defined in Exhibit C) the taking of Tenant's trade fixtures or Tenant's moving expenses, if a separate award for such items is made to Tenant. If a Taking occurs and this Lease is not terminated as provided in this Paragraph 16, then
(i) Landlord shall restore, as soon as reasonably practical under the circumstances, the Premises to substantially the same condition as it existed before the Taking to the extent reasonably practicable; however, Landlord's obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking, and (ii) the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

         17. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession of the Premises to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises or any part thereof after such termination, Tenant shall pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including without limitation the loss of any proposed subsequent tenant for any portion of the Premises. However, Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes either (i) the creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy at sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to 150% of the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession). If no such

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notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

         18. QUIET ENJOYMENT. Landlord has the authority to enter into this Lease and so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term hereof without hindrance from Landlord subject to the terms and provisions of this Lease. If this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior leases.

         19. EVENTS OF DEFAULT. The following events (herein individually referred to as an "Event of Default") each shall be deemed to be an event of default by Tenant under this Lease:

         A. Tenant shall fail to pay any installment of the Base Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five
(5) business days after Tenant's receipt of written notice that such payment was due; provided that if Tenant fails to pay Base Rent or any Additional Rent on time more than two (2) times in any twelve (12) month period, an Event of Default shall occur notwithstanding that such payments have been made within the applicable cure period.

         B. The Tenant or any guarantor of the Tenant's obligations hereunder shall: (i) become insolvent; (ii) admit in writing its inability to pay its debts; (iii) make a general assignment for the benefit of creditors;
(iv) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

         C. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking: (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (b) shall remain un-dismissed for a period of forty-five (45) days.

         D. Tenant shall vacate, desert, or abandon all or a substantial portion of the Premises without giving Landlord at least thirty (30) days advance written notice, whether or not Tenant is in default in payment of the rental payments due under this Lease.

         E. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 22 hereof within thirty (30) days after any such lien or encumbrance is filed against the Premises.

         F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed above in this Paragraph 19), and shall not cure such failure within thirty (30) days after written notice thereof to Tenant (or if the failure cannot be corrected, through the exercise of reasonable diligence, within such thirty (30) day period, if Tenant does not commence to correct same within such thirty (30) day period and thereafter diligently prosecute same to completion).

         G. Tenant, its bankruptcy trustee, or any entity authorized by court order to act on behalf of Tenant, shall reject this Lease under 11 U.S.C. sec. 365(a) or any other provision of Title 11 of the United States Code, or the deemed rejection of this Lease by operation of law under 11 U.S.C. sec. 365(d)(4). Any such rejection of this Lease terminates this Lease, without notice of any kind to Tenant, effective on the later of: (1) the date Tenant vacates the Premises following such rejection; (2) the date the Bankruptcy Court with jurisdiction over Tenant's bankruptcy case enters an order on its docket authorizing Tenant to reject this Lease; or (3) the date this Lease is deemed rejected under 11 U.S.C. sec. 365(d)(4).

         20.      REMEDIES.

         A. Upon each occurrence of an Event of Default, Landlord shall have the option to pursue,

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without any notice or demand, any one or more of the following remedies and/or any other remedies to which Landlord is entitled at law or in equity:

                  (1) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without any further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rental, enter upon and take possession of the Premises and remove Tenant and its effects, in a commercially reasonable manner, without being liable for prosecution or any claim for damages therefor, and Tenant shall indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises or otherwise, including any loss of rental for the remainder of the Term.

                  (2) If the Event of Default relates to nonpayment of Base Rent or any other monetary sum due hereunder, or the desertion, vacation or abandonment of the Premises, terminate this Lease, in which event Tenant's default shall be deemed a total and entire breach of Tenant's obligations under this Lease and Tenant immediately shall become liable for damages in an amount equal to the excess of (i) the total rental for the remainder of the Term, discounted at the Prime Rate (hereinafter defined) to the then present value, together with all other expenses incurred by Landlord in connection with Tenant's default, all sums due pursuant to Paragraph 20B below, and the unpaid rental due as of the date of termination, over (ii) the fair market rental value of the Premises for the balance of the Term, discounted at the Prime Rate to the then present value. For the purposes of clause (i) above, the components of monthly rent (other than Base Rent) for the remainder of the Term shall be deemed to be equal to the respective monthly amounts thereof as were due and payable during the month in which the Lease was terminated. It is acknowledged, intended and agreed that the amounts which Landlord is entitled to recover under this Paragraph 20A(2) constitute liquidated damages and not a penalty for Tenant's defaults related to nonpayment of rental, or the desertion, vacation or abandonment of the Premises. Such amounts constitute the parties' best, good faith, and reasonable estimate of the damages which would be suffered by Landlord in the event any such default occurs, the exact amount of such damages being difficult or impractical to calculate.

                  (3) Enter upon and take possession of the Premises as Tenant's agent without terminating this Lease and without being liable for prosecution or any claim for damages therefor, and Landlord may relet the Premises as Tenant's agent and receive the rental therefor, in which event Tenant shall pay to Landlord on demand all sums due pursuant to Paragraph 20B below, together with any deficiency that may arise by reason of such reletting.

                  (4) Do whatever Tenant is obligated to do under this Lease and enter the Premises, without being liable for prosecution or any claim for damages therefor, to accomplish such purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant's behalf, together with interest thereon at the Prime Rate (hereinafter defined) plus 2% from the date Landlord incurs the expense in question until Landlord is reimbursed therefor.

                  (5) Without notice, alter the locks and any other security device or devices which allow Tenant access to the Premises or the Building, and Landlord shall not be required to provide a new key or right of access to Tenant, and restrict or terminate any right to use parking facilities associated with the Building as well as utility services to the Premises. This Paragraph 20A(5) is intended to and shall supersede the provisions of Section
93.002 of the Texas Property Code.

         B. Upon the occurrence of an Event of Default, in addition to any other sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord: (i) brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Tenant's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants to the extent commercially reasonable; (iv) all reasonable expenses incurred in marketing the Premises and (v) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies. If either party hereto institutes any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorneys' fees and all court costs in connection with such proceeding.

         C. In the event Tenant fails to make any payment due hereunder within ten (10) days after payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such payment; and the failure to pay such amount within five (5) days after demand therefor shall be an additional Event of Default hereunder. Notwithstanding the foregoing, Tenant shall be entitled to two (2) late payments

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                                       17
during any twelve (12) month period without application of said late charge. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         D. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to this Lease, at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with that or any subsequent default.

         E. The term "Prime Rate" as used herein shall mean the per annum "prime rate" of interest as published, on the date on which this Lease is terminated in accordance with this Paragraph 20, by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates," or if The Wall Street Journal is not published on the date on which this Lease is terminated, then the "prime rate" of interest as published in The Wall Street Journal on the most recent date prior to the date on which this Lease is so terminated.

         F. If Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying in detail such failure (or if the failure cannot be corrected, through the exercise of reasonable diligence, within such thirty (30) day period, if Landlord does not commence to correct same within such thirty (30) day period and thereafter diligently prosecute same to completion), Tenant's sole and exclusive remedy shall be an action for actual (excluding consequential and punitive) damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such covenants and obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises or of the Building of which the Premises are a part. Notwithstanding the foregoing, if Tenant obtains a judgment against Landlord for a breach of this Section 20(F) and Landlord fails to pay such judgment within 30 days after its receipt of notice that the judgment has become final, then Tenant shall be entitled to offset against the Base Rent payable under this Lease the amount of such judgment.

         G. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

         H. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

         I. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

         21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or at any time hereafter constituting a lien or charge upon the Premises or the improvements situated thereon or the Building; provided, however, that Landlord agrees to obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement ("SNDA") in substantially the form of EXHIBIT "E" attached hereto and made a part hereof, or other form reasonably acceptable to Landlord and Tenant, executed by any current mortgagee with respect to the Building, within thirty (30) days following receipt by Landlord of Tenant's written request given at any time following the date

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

hereof. Tenant agrees to enter into the SNDA with such mortgagee promptly upon Landlord's request therefor. Notwithstanding the foregoing, if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter, within ten (10) business days after receipt of written demand, shall execute any commercially reasonable SNDA that may be required by any future mortgagee or beneficiary under a mortgage or deed of trust hereafter placed upon the Building, for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or deed of trust, provided Tenant's rights under this Lease are not disturbed pursuant to the terms thereof. If any future mortgagee or beneficiary under a mortgage or deed of trust hereafter placed upon the Building desires to subordinate its mortgage or deed of trust to this Lease, Tenant agrees that it shall promptly execute such instruments as may be reasonably required by such mortgagee or beneficiary in order to effect such subordination.

         22. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord prompt written notice of the placing of any lien or encumbrance against the Premises. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed within thirty (30) days after the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed additional rent -under this Lease and shall immediately be due and payable by Tenant. Notwithstanding the foregoing, if any mechanics' or materialmen's lien ("M&M Lien") is ever asserted or placed against or attaches to the Premises or any portion thereof as a result of any act or omission of Tenant or its agents, then in lieu of paying the claim relating to such M&M Lien Tenant shall have the right to contest the assertion, placement or attachment of such M&M Lien so long as (i) prior to any such contest (and no later than thirty (30) days after such lien has been filed) Tenant at its sole expense provides to Landlord a bond indemnifying against such M&M Lien that complies with applicable laws and removes the M&M Lien, and (ii) Tenant contests such M&M Lien diligently and in good faith; provided, however, the foregoing right of Tenant to contest any such M&M Lien shall not impair or otherwise affect Tenant's indemnification obligations with respect to such M&M Lien. If any lien is asserted against the Premises due to acts of Landlord or its agents or contractors, Tenant shall not be obligated to remove such lien (it being agreed that the removal of such lien shall be Landlord's obligation).

         23. HAZARDOUS MATERIALS. Tenant shall never incorporate into, or dispose of, at, in or under the Premises, the Building or the Land, any toxic or hazardous materials (as defined hereafter). Tenant further agrees not to use at, place in, or store at the Premises any toxic or hazardous materials, except for those toxic or hazardous materials that are either (a) office supplies, (b) kitchen cleaning materials that are generally considered to be a household cleaner and are purchased in a container not larger than one (1) gallon or (c) other materials or products lawfully used in the ordinary course of Tenant's business (e.g., fuel, rubbing alcohol, and other products related to pharmaceutical distribution) and then only if (i) all such toxic or hazardous materials, supplies and materials are properly labeled and contained, (ii) all such toxic or hazardous materials are stored, handled, transported and disposed of in accordance with accepted industry standards and all applicable laws, rules and regulations, and (iii) if a material safety data sheet is required under applicable laws to accompany the toxic or hazardous materials, supplies or materials, a copy of such current material safety data sheet is provided to Landlord. For purposes of this Lease, "toxic or hazardous materials" shall mean hazardous or toxic chemicals or any materials containing hazardous or toxic chemicals at levels or content which cause such materials to be classified as hazardous or toxic as then prescribed by the industry standards or by the then current levels or content as set from time to time by the U.S. Environmental Protection Agency ("EPA") or the U.S. Occupational Safety and Health Administration ("OSHA") or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable governmental laws, rules or regulations. In the event there is a spill of toxic or hazardous materials (other than permitted office supplies and kitchen cleaning supplies) at the Premises, or, if caused by Tenant or persons acting under Tenant, the Building or the Land, Tenant shall notify Landlord of the method, time and procedure for any cleanup and removal of such toxic or hazardous materials; and, Landlord shall have the right to require reasonable changes in such method, time or procedure. In the event there is a spill of a toxic or hazardous material that comes from office

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                                       19
supplies in the Premises, Tenant shall notify Landlord if the spill would in any way endanger or pose a threat to Tenant's employees, Building maintenance or custodial personnel, other Building tenants or the general public. In the event of any breach of this provision by Tenant or any contamination of the Premises, the Building or the Land, by Tenant, Tenant shall pay all costs for the removal or abatement or cleanup of any toxic or hazardous materials at the Premises, the Building and the Land. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials caused by Tenant and/or Tenant's invitees, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of toxic or hazardous materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of toxic or hazardous materials on the Premises occurring while Tenant is in possession or elsewhere if caused by Tenant or persons acting under Tenant. This Paragraph 23A shall survive the expiration or any termination of this Lease.

         24.      INTENTIONALLY DELETED.

         25. NOTICES AND RENT PAYMENTS. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment by Landlord to Tenant, or with reference to the sending, mailing or delivering of any notice or the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

         A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord c/o Hillwood Investment Properties, Three Lincoln Centre, 5430 LBJ Freeway, Suite 800, Dallas, TX 75240, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord. In addition to Base Rent due hereunder, all sums of money and all payments due Landlord hereunder shall be deemed to be additional rental owed to Landlord.

         B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address of the Premises set forth in the Basic Lease Information, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

         C. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in the Basic Lease Information. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice provided that an original of such facsimile is also sent to the addressee by means described in clauses (a) or (c), or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to Landlord shall be deemed given by Landlord and notices given by counsel to Tenant shall be deemed given by Tenant.

         26.      MISCELLANEOUS.

         A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         B. The terms, provisions and covenants contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject of this Lease. Upon any Landlord's conveyance of the Building or the Land, and the assignment of its rights under this Lease, to another party ("Successor"), such Landlord shall be released from its obligations hereunder and the Successor shall become the "Landlord" hereunder from and after the date of any such conveyance and

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                                       20
assignment and shall thereafter have all of the rights and obligations of the Landlord hereunder, in accordance with the terms hereof, during the period of its ownership of the Building. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

         C. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by material shortages, weather, acts of God, labor disputes or other causes beyond the reasonable control of Landlord (collectively, the "Force Majeure Delays").

         D. Tenant agrees, from time to time, within ten (10) days after request by Landlord, to deliver to Landlord or Landlord's designee, a certificate of occupancy, financial statements and an estoppel certificate stating (1) that this Lease is in full force and effect, (2) the date to which rent is paid, (3) that there is no default on the part of Landlord or Tenant under this Lease, (4) that Tenant does not have any right of offset, claims or defenses to the performance of its obligations under this Lease, and (5) such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of Tenant such estoppel certificate if Tenant fails to deliver the same within such ten (10) day period and such certificate as signed by Landlord or Landlord's designee, as the case may be, shall be fully binding on Tenant, unless Tenant fails to deliver a contrary certificate within five (5) days after receipt by Tenant of a copy of the certificate executed by Landlord or Landlord's designee, as the case may be, on behalf of Tenant.

         E. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect. The foregoing Basic Lease Information is incorporated into and made a part of this Lease. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         F. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term of this Lease shall survive the expiration or earlier termination of the Term hereof, including without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition and repair of the Premises. Upon the expiration or earlier termination of the Term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises, including without limitation, all heating and air conditioning systems and equipment thereon, in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums, common area maintenance, utility and other charges for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord shall be credited against the amounts due from Tenant under this Paragraph 26F.

         G. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         H. All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

         I. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in the Basic Lease Information as provided in the written agreement between Landlord and Landlord's Broker. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall also pay a real estate commission to Tenant's

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                                       21

Broker named in the Basic Lease Information as provided in the written agreement between Landlord and Tenant's Broker. Landlord and Tenant each warrant that they have dealt with no other real estate brokers in connection with this transaction except those specified in the Basic Lease Information. Each party agrees to indemnify and hold the other party harmless from and against any claims by any other broker, agent or other persons claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party other than those specified in the Basic Lease Information with regard to this leasing transaction.

         J. If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of Paragraph 25 hereof to the same effect as if each had received such notice.

         K. By taking possession of the Premises, Tenant shall be deemed to have: (a) acknowledged that the Premises and the improvements to be constructed pursuant to EXHIBIT "C" attached hereto are substantially complete except for "punch list" items (if any) and are accepted "as is" and "with all faults"; (b) accepted the Premises as suitable for the purposes for which the Premises are leased; and (c) acknowledged that the Premises are in a good and satisfactory condition. Landlord expressly disclaims, and Tenant hereby waives to the full extent permitted by law, any implied warranty that the Premises or the Building are suitable for Tenant's intended commercial purpose, and any and all other implied warranties (whether arising by virtue of statute, case law or otherwise). The foregoing shall not be construed to relieve Landlord from its obligations which are expressly set forth in this Lease.

         L. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery or possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by Paragraph 2B hereof.

         M. Landlord and Tenant agree that the terms and conditions of this Lease are confidential and the parties hereto agree not to disclose the terms of this Lease to any third party (other than to its attorneys and accountants and other than to parties who propose to purchase or finance the Building, or the Project, or who propose to become investors in Landlord) except as may be required by law or by the order of a court of competent jurisdiction.

         N. Tenant agrees that Landlord or an affiliate of Landlord may include Tenant's name and logo in marketing literature for the Project, and other developments owned and/or operated by Landlord or an affiliate of Landlord, for the limited purpose of informing third parties that Tenant is occupying the Project or the larger development of which the Project is a part.

         27. RENEWAL OPTION. Provided that Tenant is not in material default of any of the terms, covenants and conditions hereof beyond the expiration of applicable notice and cure periods set forth herein, and the Premises (or a part thereof) has not been sublet, without written consent from Landlord, Tenant will have the right and option to extend the original Lease Term for one (1) further term of three (3) years. Such extension of the original Lease Term shall be on the same terms, covenants and conditions as provided for in the original Lease Term except for this Paragraph 27 and except that the rental rate specified in Paragraph 2A of this Lease during the extended term shall be at the fair market rental in effect at the beginning of the extended term on equivalent properties, of equivalent size, in equivalent areas ("Fair Market Rent"). Tenant will deliver written notice to Landlord of Tenant's intent to exercise the renewal option granted herein not more than twelve (12) months nor less than nine (9) months prior to the expiration of the original Lease Term. In the event Tenant fails to deliver such written notice within the time period set forth above, Tenant's right to extend the term hereunder shall expire and be of no further force and effect. In the event Landlord and Tenant fail to agree in writing upon the Fair Market Rent within thirty (30) days after exercise by Tenant of the renewal option, the renewal option will be null and void.

         28. EARLY OCCUPANCY. Subject to governmental approval, Landlord shall allow, on such terms and conditions established by Landlord in its sole and absolute discretion, Tenant to occupy a portion of the Premises approximately forty-five (45) days prior to the Commencement Date, provided

                                                          Initial: L_____ T_____
that such early occupancy: (i) shall be for the sole purpose of installing racking and other furniture, fixtures and equipment; (ii) shall not interfere with the construction of the Premises; and (iii) shall be subject to all of the terms and conditions of this Lease (including, but not limited to, Tenant's indemnification obligations and Tenant's obligations to carry insurance) other than the payment of Base Rent and other monthly charges the payment of which shall commence as provided herein. During the early-occupancy period, Tenant will be responsible for providing and paying for its own utility services (e.g., gas, electric, water and telephone) for its activities and for providing security for any of its property located on the Project. DURING TENANT'S EARLY OCCUPANCY AS PROVIDED IN THIS PARAGRAPH 28, TENANT ASSUMES ALL RISK OF DAMAGE TO AND THEFT OF PROPERTY AND INJURY TO PERSONS, IN, ON, OR ABOUT THE PREMISES FROM ANY CAUSE WHATSOEVER AND AGREES THAT LANDLORD AND THE LANDLORD AFFILIATES SHALL NOT BE LIABLE FOR, AND ARE HEREBY RELEASED FROM ANY RESPONSIBILITY FOR, ANY DAMAGE TO OR THEFT OF PROPERTY OR INJURY TO PERSONS, WHICH DAMAGE, THEFT OR INJURY IS SUFFERED BY TENANT OR BY OTHER PERSONS CLAIMING THROUGH TENANT.

         29. RIGHT OF FIRST OFFER. If at any time during the Term Landlord desires to lease the space identified on Exhibit "G" (the "First Offer Space"), then (provided that Tenant is not in default hereunder beyond the expiration of any applicable grace period) Landlord will give Tenant written notice of the terms on which Landlord would be willing to lease the First Offer Space ("First Offer Notice"). Tenant will have a period of five (5) business days after receipt of such First Offer Notice within which to give Landlord written notice of Tenant's election to lease the subject space upon the same terms and provisions specified in the First Offer Notice. If Tenant so elects to accept the offer, Tenant will have a period of three (3) business days after receipt from Landlord of an amendment to this Lease incorporating the terms of the First Offer Notice into this Lease, within which to execute such amendment. The form of amendment submitted by Landlord shall include the business points relating to the First Offer Space, but shall not change the other provisions of the Lease generally applicable to the Premises separately from said business points. In the event that Tenant fails to respond to the First Offer Notice or fails to execute a lease amendment as provided above, then Landlord will have the right to enter into a lease with any third party upon the same terms and conditions submitted in the First Offer Notice; provided that if Landlord fails to enter into any such lease with any third party within ninety (90) days following the date of the First Offer Notice, Landlord must again comply with the requirements of this Paragraph 29. If Landlord enters into a lease with any third party as provided above, then the Tenant's rights under this Paragraph 29 shall terminate.

         30.      EARLY TERMINATION RIGHT.

         Tenant shall have the right to terminate this Lease as to all of the Premises, which termination shall become effective (at Tenant's election) on the last day of the 68th month of the Term ("Termination Date"), provided that (i) no Event of Default has occurred and is continuing as of the applicable Termination Date and (ii) Tenant delivers to Landlord a written notice of termination ("Termination Notice") on or before the last day of the 12th month prior to the applicable Termination Date. The Termination Notice shall include a payment to Landlord in the sum of $255,000 ("Termination Payment").

         31. FIRE SPRINKLER SYSTEM. The fire sprinkler system within the Premises shall be sufficient to service the Premises with at least a four hour fire wall between tenants within the Building with no openings unprotected from penetrations. Neither the Premises, the Building (as a whole) nor any single tenant shall have any space that would exceed the current standards for fire sprinklers as established by the National Fire Protection Association and Industrial Risk Insurers. The fire sprinkler system shall be in service at all times. Landlord agrees to notify Tenant (i) promptly of any inadvertent shut down of the sprinkler system and (ii) at least one business day in advance of any planned shutdown.

                                                          Initial: L_____ T_____

EXECUTED BY LANDLORD, this ____ day of August, 2003.

                                    HILLWOOD METRO NO. 10, L.P.,
                                    a Texas limited partnership

                                    By: Hillwood Operating, L.P.,
                                        a Texas limited partnership,
                                        its general partner

                                        By: Hillwood Development Company, LLC,
                                            a Texas limited liability company,
                                            its sole general partner

                                            By: /s/ Dewitt T. Hicks III
                                                Dewitt T. Hicks III
                                                Executive Vice President

                                    LCS LAND PARTNERS II, LTD.,
                                    a Texas limited partnership

                                    By: Hillwood Operating, L.P.,
                                        a Texas limited partnership,
                                        its general partner

                                        By: Hillwood Development Company, LLC,
                                            a Texas limited liability company,
                                            its sole general partner

                                            By: /s/ Dewitt T. Hicks III
                                                Dewitt T. Hicks III
                                                Executive Vice President

EXECUTED BY TENANT, this ____ day of August, 2003.

                                    D&K HEALTHCARE RESOURCES, INC.,
                                    a Delaware corporation

                                        By: /s/ Thomas S. Hilton
                                            Name: Thomas S. Hilton
                                            Title: Senior Vice President and CFO

                                                          Initial: L_____ T_____

                                   EXHIBIT "A"

                                PROJECT SITE PLAN

                                                          Initial: L_____ T_____

                                   EXHIBIT "B"

                         PROJECT LAND LEGAL DESCRIPTION

BEING 14.39 acres of land situated in the Joseph Turner Survey, Abstract No. 1251, Town of Flower Mound, Denton County, Texas, and being all of Lot 13, Block A out of an 81.083 acre tract of land conveyed to LCS Land Partners II, Ltd. and Hillwood Metro No. 10, L.P., as recorded in Cabinet U, Page 554 of the Plat Records of Denton County, Texas (P.R.D.C.T.), said 14.39 acre tract of land being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8-inch found iron rod with cap stamped "GORRONDONA & ASSOC. INC." for the northeast corner of said 81.083 acre tract;

THENCE South 00 degrees 52 minutes 50 seconds East, along the east line of said
81.083 acre tract, a distance of 580.03 feet to a 1/2-inch set iron rod with yellow plastic cap stamped "HALFF ASSOC. INC." (hereinafter referred to as "with cap") for corner on the north right of way line of Enterprise Road (a 60 foot dedicated right of way) as recorded in Cabinet U, Page 484 of the P.R.D.C.T.

THENCE South 89 degrees 26 minutes 36 seconds West, departing said east line and along said north right of way line, a distance of 1,090.00 feet to a 1/2-inch set iron rod with cap for corner;

THENCE North 00 degrees 33 minutes 24 seconds West, departing said north right of way line, a distance of 572.03 feet to a 1/2-inch set iron rod with cap for corner on the north line of said 81.083 acre tract;

THENCE North 89 degrees 01 minute 18 seconds East, along the north line of said
81.083 acre tract, a distance of 1,086.75 feet to the POINT OF BEGINNING containing 626,932 square feet or 14.39 acres, more or less.

                                                          Initial: L_____ T_____

                                   EXHIBIT "C"

                                   WORK LETTER
                                   (Allowance)

         (a) Tenant has participated, and will continue to participate in preliminary space-planning meetings with Landlord and Landlord's architect, and will submit all of its requirements for improvements to the Premises desired by Tenant (the "Leasehold Improvements") to Landlord by July 25, 2003, which Leasehold Improvements must conform to the Tenant Improvements Outline Specifications attached hereto as EXHIBIT "C-1". Landlord will cause its architect to prepare and submit plans and specifications for the Leasehold Improvements (the "Leasehold Improvement Plans") to Tenant not later than three
(3) days thereafter. Tenant shall have one (1) day after receipt to approve the Leasehold Improvement Plans or to give comments to Landlord, approval of Tenant hereunder not to be unreasonably withheld or delayed. If Tenant makes such comments, Landlord shall have three (3) days to revise the Leasehold Improvement Plans and resubmit them to Tenant. Tenant shall have one (1) day after receipt of the resubmitted Leasehold Improvement Plans to approve the Leasehold Improvement Plans, and this process of preparation, submittal and review shall continue until such plans are approved, provided however that the parties will cooperate with all due diligence to cause the Leasehold Improvement Plans to be completed and mutually approved on or before August 1, 2003. The Leasehold Improvement Plans must comply with (i) the Town of Flower Mound Fire and Building Codes, (ii) State of Texas Accessibility Standards, (iii) Americans with Disability Act legislation, (iv) all other laws, codes and governmental regulations applicable thereto, and (v) be of quality similar to other Class A office/warehouse buildings in the vicinity. All changes in the Leasehold Improvements must receive the prior written approval of Landlord, not to be unreasonably withheld (provided, however, Landlord may in its sole discretion disapprove any proposed change in the Leasehold Improvements which would alter the footprint of the building, materially change or deviate from the building design criteria, materially increase the amount of office space, impair the structural integrity of the building, or alter the general character of the building as a warehouse/distribution facility), pursuant to a written change order executed by Landlord and Tenant. If Tenant proposes a change order, Landlord agrees to advise Tenant within 10 days after Tenant's request, of the cost of implementing the change order and the number of days of Tenant Delay (if any) that Landlord anticipates will result as a consequence of implementing the change order. If Tenant fails to approve such change order within five (5) days after Landlord's delivery of cost and completion time estimates, Tenant shall be deemed to have withdrawn the proposed change. All improvements and alterations resulting from changes to the Leasehold Improvements which are implemented pursuant to the foregoing provisions shall be removed by Tenant at its expense at or prior to the expiration or termination of this Lease (or termination of Tenant's right of possession), in the manner provided for the removal of alterations under the Lease, if Landlord requires in writing (at the time of approving such changes) that removal is required. The amount of delay due to a change order requested by Tenant shall equal the actual number of days of delay resulting from such change. Nothing contained herein shall be deemed to constitute Landlord's consent to, or Landlord's agreement that it will approve, any change order proposed by Tenant. If Landlord approves a change order requested by Tenant (the "Approved Change Order"), Tenant shall be responsible for all expenses in connection with the change order (including the cost of prosecuting the change order and revising the Leasehold Improvement Plans) as provided above.

         (b) When the Leasehold Improvement Plans have been approved, Landlord agrees to bid the Leasehold Improvement Plans to at least three (3) subcontractors in each major trade. Landlord and the general contractor will select the subcontractors with Tenant's reasonable input. Tenant will have ten
(10) days from submittal by Landlord to approve the Leasehold Improvement construction cost bid. There will be no construction management fee charged to Tenant by Landlord. The costs of the Leasehold Improvements to be constructed in accordance with the Leasehold Improvement Plans is referred to as the "Leasehold Improvement Work Costs". Landlord will be responsible and will pay for all Leasehold Improvement Work Costs up to Seven Hundred Twenty-One Thousand Eight Hundred Forty-Nine and No/100 Dollars ($721,849.00) (the "Leasehold Improvement Allowance"), and Tenant will be responsible and will pay for all Leasehold Improvement Work Costs in excess of the Leasehold Improvement Allowance, such excess cost being referred to as "Tenant's Cost". Tenant will pay one-half of Tenant's Cost to Landlord within five (5) days after the general contractor bid costs have been mutually approved by Landlord and Tenant, and one-half within five (5) days following the date of substantial completion of the Leasehold Improvements. Tenant shall be permitted to apply no more than $5,000 of the Leasehold Improvement Allowance to the architectural and engineering fees associated with the Leasehold Improvement Plans. Tenant will be responsible for any architectural and engineering fees in excess of $5,000.00.

         (c) Landlord will use reasonable diligence to substantially complete the Leasehold Improvements by October 1, 2003 (the "Estimated Completion Date"). If the Commencement Date has

                                                          Initial: L_____ T_____
not occurred by the Estimated Completion Date (which Estimated Completion Date shall be extended by one day for each day constituting a Tenant Delay [hereinafter defined] or Force Majeure Delay [as defined in the Lease]), then Tenant shall be entitled to receive, as liquidated damages and its sole and exclusive remedy, two days of free base rent for each day that shall elapse between the Estimated Completion Date and the Commencement Date. Landlord will have no obligation to "fast track" any work, but may do so at its option. Any increased costs resulting from any "fast-tracking" will be paid by Landlord. As used herein, the term "Substantial Completion Date" of the Improvements will mean the date that such improvements have been completed in accordance with the Leasehold Improvement Plans, except for punch list items. The Substantial Completion Date shall be conclusively evidenced by issuance of a temporary certificate of occupancy or other documentation allowing Tenant to lawfully occupy the Premises. If the Substantial Completion Date has not occurred by November 1, 2003 (which date shall be extended by one day for each day of Force Majeure Delay and/or Tenant Delay), the Commencement Date shall be adjusted to March 1, 2004. When the Leasehold Improvements have been substantially completed, Landlord will notify Tenant in writing. Within ten (10) days thereafter, Tenant will submit to Landlord in writing a punch list of items needing completion or correction. Landlord will use its reasonable diligence to complete such items within thirty (30) days after the receipt of such notice. If Tenant, its employees, agents or contractors cause construction to be delayed, the Commencement Date will be the date that substantial completion would have occurred if such delays ("Tenant Delays") had not taken place. Tenant Delays include, but are not limited to, delays resulting from any of the following:

                  (i) Failure of Tenant or its architects, engineers, space planners or others employed by Tenant to timely and reasonably comply with the schedule for preparation of the Leasehold Improvement Plans specified in paragraph (b) above;

                  (ii) Changes made by Tenant either before or during construction of the Improvements if the changes result in the Improvements being substantially completed later than they would have been substantially completed absent such changes;

                  (iii) Landlord's inability to obtain, or delay in obtaining, a building permit, final Building Inspection Report or other required governmental approval, inspection, license or certificate or any necessary approval of any architectural control committee or other association required under covenants, conditions or restrictions applicable to the Building, and such inability is due to Tenant's failure to reasonably cooperate in the approval process (including Tenant's failure to agree in a timely manner to make changes to the Leasehold Improvement Plans, if and as required by such authorities);

                  (iv) Failure of Tenant to fully execute the Lease on or before August 1, 2003;

                  (v) Failure of Tenant to fully and finally approve the Leasehold Improvement Plans on or before August 1, 2003; and

                  (vi) Failure of Tenant to approve the Leasehold Improvement construction cost bid within ten (10) days from submittal by Landlord.

         (e) If the Commencement Date established in accordance with this EXHIBIT "C" occurs later than the Estimated Completion Date, Landlord will not be in default and Tenant will accept the Premises upon issuance of the aforesaid temporary certificate of occupancy.

         (f) Notwithstanding anything in this Lease to the contrary, all dates and time periods for Landlord's performance under this will be subject to extension for the period of any Tenant Delays and Force Majeure Delays.

         (g) All Improvements will be owned by Landlord and will remain on the Land at the expiration or early termination of this Lease.

                                                          Initial: L_____ T_____

                                  EXHIBIT "C-1"

                   TENANT IMPROVEMENTS OUTLINE SPECIFICATIONS

-        5,348 SF Office

- 4hr firewall between tenants within the building with no openings unprotected from penetrations (painted white)

-        A/C warehouse including R-19 insulation

-        Insulate 10 each existing dock doors

-        25fc of metal halide warehouse lighting based on an un-racked facility

-        9 each 25,000# mechanical dock levelers and dock seals

-        4 each swing arm dock lights

-        800 amp electrical service

-        8 each 20 amp disconnects for battery chargers

-        5 each quad electrical outlets and data junction boxes at dock doors

-        1 each exterior disconnect for compactor

-        Wiring of existing fans and louvers

-        Burglar bars on existing fans, louvers, and clerestories

-        Upper and lower cabinets in mail room

                                                          Initial: L_____ T_____

                                   EXHIBIT "D"

Date

[Tenant]

Re: Lease Agreement dated _______________ between [Landlord] and [Tenant] Property Located at _________________________________________

Dear ______________:

Enclosed, please find a copy of the Temporary Certificate of Occupancy for the facility listed above. This letter will serve to document our agreement regarding certain terms of the lease for the referenced premises:

         a.       The Commencement Date is ____________________.

         b.       The Premises contain __________ square feet of area.

         c.       The Building contains __________ square feet of area.

         d.       Tenant's Proportionate Share is __________%.

Your agreement to these terms will be understood unless you notify me otherwise.

For your convenience, I have enclosed a rent schedule, which shows when your rental payments are due. We do not send out monthly invoices. All rental payments are due by the 1st of each month and should be made payable to Landlord c/o Hillwood Investment Properties.

Please mail your payments to the following address:

                  Hillwood Investment Properties
                  Three Lincoln Centre
                  5430 LBJ Freeway, Suite 800
                  Dallas, TX 75240

If you have any questions, please do not hesitate to call me at (972) 450-9100. I look forward to working with you. Welcome to your new facility!

Sincerely,

Enclosures

                                                          Initial: L_____ T_____

                                   EXHIBIT "E"

                                      SNDA

                          SUBORDINATION, ATTORNMENT AND
                            NON-DISTURBANCE AGREEMENT

STATE OF ____________________)

COUNTY OF ___________________)

         THIS SUBORDINATION, ATTORNMENT, AND NON-DISTURBANCE AGREEMENT (this "Agreement") is made and entered into as of the ____ day of _________, 2002, by and between ____________________________ ("Tenant"), and _________________
("Lender").

                                R E C I T A L S:

         Tenant is the present tenant under that certain Lease Agreement dated _________________, ____ (hereinafter the "Lease"), with respect to an approximately ________ square feet of floor space located on the parcel of real property more particularly described in Exhibit A attached hereto and made a part hereof. The premises demised to Tenant under the Lease, as more particularly described therein, are referred to herein as the "Premises."

         ___________________________________, as the landlord under the Lease
(the "Landlord"), has obtained a loan from Lender, which is secured by a first Deed of Trust and Security Agreement covering the Premises and an Assignment of Rents and Leases which collaterally assign to Lender all leases relating thereto. Said Deed of Trust and Security Agreement and Assignment of Rents and Leases, as the same may hereafter be amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time (the consent of Tenant to which shall not be required), are referred to herein as the "Security Instruments." As a condition to making such loan, Lender has required that Tenant execute this instrument. The Deed of Trust and the Assignment of Rents and Leases are recorded at___________________, of the Real Property Records of ______________ County, ______________.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and as an inducement to Lender to extend financing to the Landlord, the parties hereto do mutually covenant and agree as follows:

         1. SUBORDINATION. The Lease shall at all times be subject and subordinate in all respects to the Security Instruments, the lien and security interest imposed by the Security Instruments, and all advances made under the Security Instruments.

         2. LENDER'S RIGHT TO CURE. Notwithstanding anything to the contrary in the Lease or this Agreement, Tenant shall give prompt written notice to Lender of any default or breach by Landlord under the Lease that are of such a nature as to give Tenant a right to terminate the Lease, to reduce rent, or to credit or offset any amounts against future rents. After Lender receives such notice, Lender shall have a period of sixty (60) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord. Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord.

         3. NON-DISTURBANCE. So long as Tenant is not in default in the payment of rent, additional rent, or other charges or conditions of the Lease, Tenant shall not be disturbed by Lender in Tenant's possession, enjoyment, use, and occupancy of the Premises during the original or any renewal term of the Lease or any extension or modification thereof.

         4. PAYMENT OF RENTS TO LENDER. Upon Lender's written request and without regard to contrary instructions from Landlord, Tenant agrees that it will make the payments to be made by Tenant under the Lease directly to Lender. Prior to the time that Lender shall succeed to the interest of Landlord in the Premises as described in Section 5 below, receipt of such payments by Lender shall not relieve

                                                          Initial: L_____ T_____

Landlord of its obligations under the Lease nor operate to make Lender responsible for the performance thereof, and Tenant shall continue to look solely to Landlord for performance of such obligations.

         5. ATTORNMENT. If the interest of Landlord in the Premises shall be acquired by Lender or any other successor landlord through foreclosure, deed in lieu of foreclosure, or by any other method, and Lender shall succeed to the interest of Landlord under the Lease, then the Lease shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms thereof. Tenant shall thereupon be bound to Lender, and Lender shall be bound to Tenant, under all the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining, and any extensions or renewals thereof, with the same force and effect as if Lender was the original landlord under the Lease. Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any additional documents by the parties hereto immediately upon Lender's succeeding to the interest of Landlord under the Lease.

         6. PROTECTION OF LENDER. Notwithstanding anything to the contrary in the Lease or the Security Instruments, Lender shall not be liable for or bound by any of the following matters:

         (a) except for any default or breach of which Lender has been notified pursuant to Section 2 hereof but has failed to cure, any default or breach in the Landlord's obligations under the Lease occurring prior to the time Lender succeeds to the interest of Landlord in the Premises;

         (b) any payment of rent (including fixed rent, percentage rent, or additional rent) that Tenant might have made to Landlord more than thirty (30) days before the date such rent was first due and payable under the Lease with respect to any period after the time Lender succeeds to the interest of Landlord in the Premises;

         (c) any deposit or security which was delivered to Landlord but which was not subsequently delivered to Lender;

         (d) any modification or amendment to the Lease, or any waiver of any terms of the Lease, made without Lender's prior written consent as required by the Security Instruments;

         (e) any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, made without Lender's prior written consent as required by the Security Instruments; or

         (f) any obligation of Landlord under the Lease to make, pay for, or reimburse Tenant for any construction, alterations, demolition, or other improvements or work at the ______________, including the Premises (other than day-to-day maintenance and repairs).

         (g) Neither (Lender) nor any other party who from time to time shall be included in the definition of Lender hereunder, shall have any liability or responsibility under or pursuant to the terms of this Agreement after it ceases to own an interest in the Premises. Nothing in this Agreement shall be construed to require Lender to see to the application of the proceeds of the loan, and Lessee's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing the loan. Lessee acknowledges that Lender is obligated only to Borrower to make the loan only upon the terms and subject to the conditions set forth in the Security Instruments between Lender and Borrower pertaining to the loan. Lessee further acknowledges and agrees that neither Lender nor any purchaser of the Premises at foreclosure sale or any grantee of the Premises named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee, has or shall have any personal liability for the obligations of Tenant under the Lease; provided, however, that the Lessee may exercise any other right or remedy provided thereby or by law in the event of any failure by Tenant to perform any such material obligation.

         7. NOTICES. All notices, demands, or requests, and responses thereto, required or permitted to be given pursuant to this Agreement shall be in writing and shall be given or served by the United States mail, postage prepaid and certified with return receipt requested, or by a nationally recognized overnight courier service, addressed as follows:

                  If to Lender:

                  ___________________________

                                                          Initial: L_____ T_____

                  ___________________________
                  ___________________________
                  ___________________________
                  ___________________________

                  If to Tenant:

                  ___________________________
                  ___________________________
                  ___________________________
                  ___________________________

or at such other single address in the United States as either party may by notice in writing designate. Any notice shall be effective the next business day after being sent by overnight courier service and five (5) business days after being sent by certified mail (return receipt requested).

         8. SUCCESSORS AND ASSIGNS. This Agreement shall bind and benefit the parties, their successors and assigns. If Lender assigns the Security Instruments, then upon delivery to Tenant of written notice thereof accompanied by the assignee's written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.

         9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Lender and Tenant regarding the subordination of the Lease to the Security Instruments and the rights and obligations of Tenant and Lender as to the subject matter of this Agreement.

         10. INTERACTION WITH LEASE WITH SECURITY INSTRUMENTS. If this Agreement conflicts with the Lease, then this Agreement shall govern as between Tenant and Lender, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Security Instruments. Lender confirms that Lender has consented to Landlord's entering into the Lease.

         11. INTERPRETATION; GOVERNING LAW. The interpretation, validity, and enforcement of this Agreement shall be governed by and construed under the internal laws of the State of California.

         12. AMENDMENTS. This Agreement may be amended, discharged, or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

         13. EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         14. WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS OR THIRD PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE LEASE, OR THE SECURITY INSTRUMENTS. TENANT CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER OR LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF JURY TRIAL PROVISION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed, as of the day and year first above written.

                                          TENANT:

                                          ______________________________________

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________
                                          Date of execution:____________________

                                                          Initial: L_____ T_____

                                          LENDER:

                                          ______________________________________

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________
                                          Date of execution:____________________

STATE OF ________________________  )
COUNTY OF _______________________  )

         This instrument was acknowledged before me on _________________, ____ by ________________, __________________ of ________________ on behalf of
___________________________.

                                          ______________________________________
                                          Notary Public
                                          My commission expires:________________

[NOTARIAL SEAL]

STATE OF ________________________  )
COUNTY OF _______________________  )

         This instrument was acknowledged before me on _______________, ____ by ___________________________, on behalf of said association.

                                          ______________________________________
                                          Notary Public
                                          My commission expires:________________

[NOTARIAL SEAL]

                                                          Initial: L_____ T_____

                                    EXHIBIT A
                                       TO
             SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

                                                          Initial: L_____ T_____

                                   EXHIBIT "F"

                              INTENTIONALLY DELETED

                                                          Initial: L_____ T_____

                                   EXHIBIT "G"

                                FIRST OFFER SPACE

                                                          Initial: L_____ T_____

                                       37